SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[Amendment No. ____]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material under ss. 240.14a-12

CHEMBIO DIAGNOSTICS, INC.
----------------------------------------------
(Name of Registrant as Specified in Its Charter)
Not Applicable
-----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 21, 2007

The Annual Meeting of Stockholders of Chembio Diagnostics, Inc. will be held on June 21, 2007 at 10:00 am (local time) at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, for the following purposes:

1.	To elect a Board of Directors consisting of four Directors;

2.
To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Lazar, Levine & Felix LLP to serve as our certified independent accountants for the fiscal year ending December 31, 2006;

3.	To in their discretion, vote upon an adjournment or postponement of the meeting; and

4.    To transact any other business that properly may come before the Annual Meeting.

Only the stockholders of record as shown on our transfer books at the close of business on April 30, 2007 are entitled to notice of, and to vote at, the Annual Meeting. Our Annual Report for the fiscal year ended December 31, 2006 on Form 10-KSB is being mailed to stockholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

All stockholders are extended a cordial invitation to attend the Annual Meeting.

By the Board of Directors

/s/ Lawrence A. Siebert
Medford, New York            Lawrence A. Siebert
May 10, 2007               President, Chief Executive Officer &
  Chairman of the Board

PROXY STATEMENT

CHEMBIO DIAGNOSTICS, INC.
3661 Horseblock Road
Medford, NY 11763
(631) 924-1135

ANNUAL MEETING OF STOCKHOLDERS
To be held June 21, 2007

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Chembio Diagnostics, Inc., a Nevada corporation (referred to as the “Company” or “Chembio” or “we” or “us”), to be voted at the Annual Meeting of Stockholders to be held at 10:00 am (local time) on June 21, 2007 at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, or at any adjournment or postponement of the Annual Meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about May 15, 2007.

A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material.

VOTING SECURITIES

The close of business on April 30, 2007 has been fixed as the record date for the determination of holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), entitled to notice of and to vote at the Annual Meeting. On the record date, 11,844,015 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of the items submitted to shareholders for their consideration, unless a different number of votes is required by Nevada law or our Articles Of Incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a shareholder returns his or her proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted on a particular matter are treated as not present with respect to that matter.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this proxy statement regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct.

BENEFICIAL OWNERSHIP OF THE COMPANY’S EQUITY SECURITIES

On April 30, 2007, there were 11,844,015 shares of Common Stock issued and outstanding and eligible to be voted at the Annual Meeting. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 30, 2007 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each of our directors and each of our “named executive officers,” and all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Lawrence Siebert (1) 3661 Horseblock Road Medford, NY 11763	2,141,919	17.55%
Javan Esfandiari (2) 3661 Horseblock Road Medford, NY 11763	454,580	3.73%
Richard J. Larkin (3) 3661 Horseblock Road Medford, NY 11763	145,261	1.21%
Alan Carus (4) 3661 Horseblock Road Medford, NY 11763	92,000	0.77%
Gary Meller (5) 3661 Horseblock Road Medford, NY 11763	87,000	0.73%
All officers and directors as a group(6)	2,945,760	22.88%
Mark Baum (7) 580 Second Street, Suite 102 Encinitas, CA 92024	1,408,597	11.10%
Crestview Master Fund LLC 95 Revere Drive, Suite A Northbrook, IL 60062	1,328,393	11.22%
Avi Pelossof (8) 3661 Horseblock Road Medford, NY 11763	650,113	5.37%

Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by him.

The beneficial ownership percent in the table is calculated with respect to the number of outstanding shares (11,754,015) of our common stock outstanding as of March 31, 2007. Each stockholder's ownership is calculated as the number of shares of common stock owned plus the number of shares of common stock into which any preferred stock, warrants, options or other convertible securities owned by that stockholder can be converted within 60 days. In addition to the 11,754,015 shares of common stock outstanding, our outstanding series A, B and C preferred stock is convertible into a total of approximately 17.9 million shares of preferred stock and there are warrants to purchase approximately 16.7 million shares of common stock outstanding. This table does not include convertible securities which, due to contractual restrictions, are not exercisable within 60 days of the date of this prospectus. Specifically, at no time may a holder of shares of series A, series B or series C preferred stock convert shares of the series A, series B or series C preferred stock if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act) in excess of either 4.999% or 9.999% of the then issued and outstanding shares of common stock outstanding at such time, unless the holder has provided us with sixty-one (61) days notice that the holder has elected to waive this restriction. As a result of this provision, holders of preferred stock that is convertible into common stock and holders of warrants to purchase common stock who, with 61 days’ advance notice, can convert those securities into more than 5% of our outstanding stock are not required to be listed in this table.

The term “named executive officer” refers to our principal executive officer, our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2006, and two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2006.

None of the preferred shares can be converted into common stock and none of the warrants can be exercised if the conversion or exercise would result in the holder owning more than 4.99% of our outstanding common stock unless the holder provides the Company with 61 days advance written notice.

(1) Includes 220,000 shares issuable upon exercise of options exercisable within 60 days and 140,697 warrants. Does not include 1,937,220 shares issuable upon conversion of series A preferred stock, 2,324,666 shares issuable upon exercise of warrants, 88,971 shares issuable upon conversion of series B preferred stock and 77,868 shares issuable upon exercise of warrants because they can be exercised only upon 61 days prior notice and therefore are not exercisable within 60 days.
(2) Includes 332,500 shares issuable upon exercise of options exercisable within 60 days and 2,007 shares issuable upon exercise of warrants. Does not include 100,000 common share that are not vested within the next 60 days and 200,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(3) Includes 137,500 shares issuable upon exercise of options exercisable within 60 days and 260 shares issuable upon exercise of warrants. Does not include 30,236 shares issuable upon conversion of series A preferred stock and 25,196 shares issuable upon exercise of warrants because they can be exercised only upon 61 days prior notice and therefore are not exercisable within 60 days.
(4) Includes 87,000 shares issuable upon exercise of options exercisable within 60 days. Does not include 10,000 common share that are not vested within the next 60 days and 36,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(5) Includes 87,000 shares issuable upon exercise of options exercisable within 60 days. Does not include 36,000 shares issuable upon exercise of options that are not exercisable within the next 60 days.
(6) Includes footnotes (1)-(6)
(7) Includes 850,000 shares issuable upon exercise of warrants. Does not include 108,333 shares issuable upon conversion of series A preferred stock and 130,000 shares issuable upon exercise of warrants because they can be exercised only upon 61 days prior notice and therefore are not exercisable within 60 days.
(8) Includes 300,000 shares issuable upon exercise of options exercisable within 60 days and 22,555 shares issuable upon exercise of warrants. Does not include 10,078 shares issuable upon conversion of series A preferred stock and 12,095 shares issuable upon exercise of warrants because they can be exercised only upon 61 days prior notice and therefore are not exercisable within 60 days. Mr. Pelossof voluntarily resigned from the Company on January 31, 2007.

AVAILABLE INFORMATION

Copies of our Annual Report on Form 10-KSB are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly reports on Form 10-QSB for the quarters ended March 31, 2007, September 30, 2006 and June 30, 2006 to any stockholder of record, or to any stockholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on April 30, 2007. Any request for a copy of these reports should be mailed to the Secretary, Chembio Diagnostics, Inc., 3661 Horseblock Road, Medford, NY 11763. Stockholders may also receive copies of these reports by accessing the SEC’s website at www.sec.gov.

ITEM 1. ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect four directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors. Nominees Siebert, Carus and Meller currently serve as directors of the Company.

It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth, with respect to each nominee for director, the nominee’s age, his positions and offices with the Company, the expiration of his term as a director and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see “Executive Compensation,” “Beneficial Ownership of the Company’s Equity Securities,” and “Certain Transactions With Management And Principal Stockholders.”

Name	Age	Position(s) and Office(s) with the Company	Expiration of Term of Director	Initial Date as Director
Lawrence A. Siebert	50	Chief Executive Officer, President and Chairman of the Board	2007 Annual Meeting	May 2004

Dr. Gary Meller	56	Director	2007 Annual Meeting	March 2005

Alan Carus	68	Director	2007 Annual Meeting	April 2005

Katherine L. Davis	50	Director	2007 Annual Meeting	Nominated by the Board: May 2007

Lawrence A. Siebert (50), President, Chief Executive Officer and Director. Mr. Siebert was appointed President of Chembio Diagnostics, Inc. and a member of our Board of Directors upon consummation of the merger. Mr. Siebert has been Chairman of Chembio Diagnostic Systems Inc. for approximately 12 years and its President since May 2002. Mr. Siebert’s background is in private equity and venture capital investing. From 1982 to 1991, Mr. Siebert was associated with Stanwich Partners, Inc., which during that period invested in middle market manufacturing and distribution companies. From 1992 to 1999, Mr. Siebert was an investment consultant and business broker with Siebert Capital Corp. and Siebert Associates LLC, and was a principal investor in a privately held test and measurement company which was sold in 2002. Mr. Siebert received a JD from Case Western Reserve University School of Law in 1981 and a BA with Distinction in Economics from the University of Connecticut in 1978.

Alan Carus, CPA (68), Director, Audit Committee chair. Mr. Carus was elected to Chembio’s Board of Directors on April 15, 2005. He is a co-founder of LARC Strategic Concepts LLC, a consulting firm dedicated to guiding emerging companies to next stage development. Prior to co-founding LARC Strategic Concepts LLC, Mr. Carus was Senior Vice President of Maritime Overseas Corporation (“MOC”) and a senior executive of Overseas Ship Holding Group, Inc. (“OSG”) from 1981 to 1998 when he retired. MOC was managing agent for OSG, one of the world’s largest ship-owners. He was a member of OSG’s senior management committee and had senior responsibility in areas relating to administration, accounting, tax, finance, budgets, long-range projections and human resources. Mr. Carus was involved in numerous acquisitions, debt and equity offerings, complex transaction structuring, and was active in the management of OSG’s major investments in the cruise industry and other development stage companies. From 1964 to 1981, he was with Ernst & Young (including predecessors), the last seven years as a partner. Mr. Carus has a B.B.A. from the Baruch School of Business of the City College of New York.

Dr. Gary Meller (56), Director. Dr. Meller was elected to our Board of Directors on March 15, 2005. Dr. Meller has been the president of CommSense Inc., a healthcare business development company, since 2001. CommSense Inc. works with clients in Europe, Asia, North America and the Middle East on medical information technology, medical records, pharmaceutical product development and financing, health services operations and strategy, and new product and new market development. From 1999 until 2001 Dr. Meller was the executive vice president, North America, of NextEd Ltd., a leading internet educational services company in the Asia Pacific region. Dr. Meller also is a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, which was the lead investor in our series B preferred stock private placement. Dr. Meller is a graduate of the University of New Mexico School of Medicine and has an MBA from the Harvard Business School.

Katherine L. Davis (50), Director. Katherine Davis was nominated to serve on the Board of Directors on May 10, 2007. Ms. Davis is presently the owner of Davis Design Group LLC, a company that provides analytical and visual tools for public policy design.  Previously she served as the Chief Executive Officer of Global Access Point, a start up company with products for data transport, data processing, and data storage network and hub facilities.  From October 2003 to January 2005 Ms. Davis was Lieutenant Governor of the State of Indiana, and from January 2000 to October 2003 was Controller of the City of Indiana.  From 1989 to 2003 Ms. Davis held leadership positions with agencies and programs in the State of Indiana including State Budget Director, Secretary of Family & Social Services Administration, and Deputy Commissioner of Transportation. From 1982 to 1989 Ms. Davis held increasingly senior positions with Cummins Engine, where she managed purchasing, product cost, manufacturing, engineering, and assembly of certain engine product lines.  Ms. Davis serves on the not-for-profit boards of Noble of Indiana, Indiana Museum of African American History, University of Evansville Institute of Global Enterprise, and Purdue College of Science Dean’s Leadership Council. She has a Masters of Business Administration from Harvard Business School and a Bachelor Science in Mechanical Engineering from the Massachusetts Institute of Technology.

Required Vote; Board Recommendation

The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director. The Board of Directors unanimously recommends that the stockholders vote FOR the election of the four nominees listed above.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS

Other Executive Officers

The following table sets forth with respect to each other executive officer, the officer’s age, the officer’s positions and offices with the Company, the expiration of his term as an officer and the period during which he has served, either the Company or Chembio Diagnostic Systems Inc.

Name	Age	Position With Company	Initial Date as Officer
Richard J. Larkin	50	Chief Financial Officer	2003

Javan Esfandiari	40	Director of Research & Development	2004

Rick Bruce	52	Vice President, Operations	2004

Les Stutzman	55	Vice President of Marketing	2005

Tom Ippolito	44	Vice President of Regulatory Affairs, Quality Assurance and Quality Control	2005

Richard J. Larkin (50), Chief Financial Officer. Mr. Larkin was appointed as Chief Financial Officer of Chembio Diagnostics, Inc. upon consummation of the merger. Mr. Larkin oversees our financial activities and information systems. Mr. Larkin has been the Chief Financial Officer of Chembio Diagnostic Systems Inc. since September 2003. Prior to joining Chembio Diagnostic Systems Inc., Mr. Larkin served as CFO at Visual Technology Group from May 2000 to September 2003, and also led their consultancy program that provided hands-on expertise in all aspects of financial service, including the initial assessment of client financial reporting requirements within an Enterprise Resource Planning (Manufacturing) environment through training and implementation. Prior to joining VTG, he served as CFO at Protex International Corporation from May 1987 to January 2000. Mr. Larkin holds a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants.

Javan Esfandiari (40), Senior Vice President of Research and Development. Mr. Esfandiari joined Chembio Diagnostic Systems, Inc., in 2000. Mr. Esfandiari co-founded, and became a co-owner of Sinovus Biotech AB where he served as Director of Research and Development concerning lateral flow technology until Chembio Diagnostic Systems Inc. acquired Sinovus Biotech AB in 2000. From 1993 to 1997, Mr. Esfandiari was Director of Research and Development with On-Site Biotech/National Veterinary Institute, Uppsala, Sweden, which was working in collaboration with Sinovus Biotech AB on development of veterinary lateral flow technology. Mr. Esfandiari received his B.Sc. in Clinical Chemistry and his M. Sc. in Molecular Biology from Lund University, Sweden. He has published articles in various veterinary journals and has co-authored articles on tuberculosis serology with Dr. Lyashchenko.

Richard Bruce (52), Vice President, Operations. Mr. Bruce was hired in April 2000 as Director of Operations. He is responsible for manufacturing, maintenance, inventory, shipping, receiving and warehouse operations. Prior to joining Chembio Diagnostic Systems Inc., he held director level positions at Wyeth Laboratories from 1984 to 1993. From 1993 to 1998, he held various management positions in the Operations department at bioMérieux Inc., (formerly Organon Teknika Corp.), in Durham, North Carolina. From 1998 to 2000, he held a management position at V.I. Technologies. Mr. Bruce has over 25 years of operations management experience with Fortune 500 companies in the field of in-vitro diagnostics and blood fractionation. Mr. Bruce received his BS in Management from National Louis University in 1997.

Les Stutzman (55), Vice President of Marketing. In 2005, Mr. Stutzman joined Chembio as Vice President of Marketing to lead the development and launch of rapid tests for veterinary and human TB and other veterinary products. Mr. Stutzman has spent over twenty years in marketing leadership positions within various diagnostics companies. He has held Global Director and Business Development Director positions in Marketing for diagnostic companies including bioMérieux Inc., (formerly Organon Teknika Corp.), in Durham, North Carolina from 1997 to 2002 and TREK Diagnostic Systems, Cleveland, Ohio from 2002 to 2005. Mr. Stutzman received his MBA in Marketing from Duke University Fuqua School of Business in 1988 and his Masters in Microbiology from Wagner College in 1982. Mr. Stutzman is MT (ASCP) SM certified.

Tom Ippolito (44), Vice President of Regulatory Affairs, QA and QC. Mr. Ippolito joined Chembio in June 2005. He has over twenty years experience with in-vitro diagnostics for infectious diseases, protein therapeutics, vaccine development, Process Development, Regulatory Affairs and Quality Management. Over the years, Mr. Ippolito has held Vice President level positions at Biospecific Technologies, Corp. from 2000 - 2005, Director level positions in Quality Assurance, Quality Control, Process Development and Regulatory Affairs at United Biomedical, Inc. from 1987 - 2000. Mr. Ippolito is the Course Director for “drug development process” and “FDA Regulatory Process” for the BioScience Certificate Program at the New York State University of Stony Brook, a program he has been a part of since its inception in 2003.

Each of our officers serves at the pleasure of the Board of Directors. There are no family relationships among our officers and directors.

Certain Transactions with Management and Principal Stockholders

Mark L. Baum, our former president prior to the merger and a former director of the Company, entered into a nine-month employment agreement with the Company, effective upon the closing of the merger, pursuant to which Mr. Baum received 400,000 shares of our common stock as well as a warrant to acquire 425,000 shares of common stock at $.60 per share and a warrant to acquire an additional 425,000 shares of common stock at $.90 per share. The warrants expire five years after the date of grant. Pursuant to the employment agreement, Mr. Baum was to advise the Company concerning management, marketing, strategic planning, corporate structure, business operations, expansion of services, acquisitions and business opportunities, matters related to our public reporting obligations, and our overall needs through February 5, 2005. Mr. Baum also invested $65,000 in the private placement of series A preferred stock, pursuant to which he received 2.167 shares of series A preferred stock convertible into 108,350 shares of common stock, and a warrant to purchase 130,020 shares of common stock. Mr. Baum also owns 300,000 shares of our common stock in addition to the stock and warrants described above. In November of 2004 as payment of dividends on the series A preferred he received 4,333 shares of common stock. Prior to the merger, Mr. Baum was the sole director and officer of Chembio Diagnostics, Inc. On March 18, 2005, as compensation for Mr. Baum’s service on the Board of Directors of the Company, the exercise price of Mr. Baum’s warrant to acquire 425,000 shares of common stock at $.90 per share was reduced to $.75 per share. Mr. Baum received no other compensation for his services on the Board of Directors.

Lawrence A. Siebert, the president and chairman of the Board of Directors of the Company beginning at the time of and after the merger, and the president and chairman of Chembio Diagnostic Systems Inc. since May 2002, held two promissory notes issued by Chembio Diagnostic Systems Inc. One note was issued on August 1, 1999 in the original principal amount of $338,125, bearing interest at a rate of 11% per annum. The other was issued on April 25, 2001 in the original principal amount of $795,937, bearing interest at a rate of 12% per annum. Mr. Siebert converted the entire outstanding principal amount of the 11% note and $561,875 principal amount of the 12% note into 30 shares of the Company’s series A preferred stock, together with warrants to acquire 1,800,000 shares of common stock at $.90 per share, pursuant to the Company’s private placement of its series A preferred stock on May 5, 2004. The shares of series A preferred stock held by Mr. Siebert are convertible into 1,547,100 shares of the Company’s common stock. The remaining debt of $234,062 held by Mr. Siebert was exchanged on December 29, 2004 into 7.80208 shares of the Company’s series A preferred stock, together with warrants to acquire 468,125 shares of common stock at $.90 per share, pursuant to the terms of the Company’s private placement of its series A preferred stock on May 5, 2004. As of December 31, 2006, $65,287.39 of accrued interest on the debt is also due to Mr. Siebert, but is not accruing interest. The accrued interest will be paid out according to the terms of the Company’s private placement of its series B preferred stock on January 28, 2005. Mr. Siebert also invested $50,000 in our series B preferred stock private placement pursuant to which he received 1 share of series B preferred stock convertible into 81,967 shares of common stock and a warrant to purchase 77,868 shares of common stock.

Mr. Siebert also invested $18,700 in Chembio Diagnostic Systems Inc. pursuant to a private placement of convertible notes on March 22, 2004. Mr. Siebert converted the entire principal amount of the note that he received, together with accrued interest thereon, into .942 shares of the Company’s series A preferred stock, together with warrants to acquire 56,520 shares of common stock at $.90 per share, pursuant to the Company’s private placement of its series A preferred stock on May 5, 2004. In November of 2004 as payment of dividends on the series A preferred he received 61,884 shares of common stock. Mr. Siebert exercised a warrant to purchase 66,869 shares of common stock on December 30, 2004 at a price of $0.45 per share. These shares were gifted by Mr. Siebert to a third party. In May of 2005 as payment of dividends on the series A preferred he received 72,234 shares of common stock. In July of 2005 as payment of dividends on the series B preferred he received .03871 shares of series B preferred stock. In November of 2005 as payment of dividends on the series A preferred he received 77,488 shares of common stock. In January of 2006 as payment of dividends on the series B preferred he received .04674 shares of series B preferred stock. In June of 2006 as payment of dividends on the series A preferred and series B preferred, Mr. Siebert received 22,714 shares of common stock. In July and August of 2006 as payment of dividends on the series B preferred, Mr. Siebert received 3,295 shares of common stock. In November of 2006 as payment of dividends on the series A preferred he received 55,860 shares of common stock. In January 2007 as payment of dividends on the series B preferred, Mr. Siebert received 3,292 shares of common stock.

Mr. Siebert prior to March 22, 2004 had either advanced funds to Chembio Diagnostic Systems, Inc. or paid vendors directly on Chembio Diagnostic Systems, Inc.’s behalf. The total amount so paid or advanced totaled $182,181 and was repaid in the fourth quarter of 2006.

Richard J. Larkin, the Chief Financial Officer of the Company, invested $10,000 in Chembio Diagnostic Systems Inc. pursuant to the March 22, 2004 private placement of convertible notes. Mr. Larkin converted the entire principal amount of the note that he received, together with accrued interest thereon, into .504 shares of the Company’s series A preferred stock, together with warrants to acquire 30,240 shares of common stock at $.90 per share, pursuant to the Company’s private placement of its series A preferred stock on May 5, 2004. In November of 2004 as payment of dividends on the series A preferred he received 1,007 shares of common stock. In May of 2005 as payment of dividends on the series A preferred he received 999 shares of common stock. In November of 2005 as payment of dividends on the series A preferred he received 1,007 shares of common stock. In May of 2006 as payment of dividends on the series A preferred he received 1007 shares of common stock. In June of 2006 as payment of dividends on the series A preferred Mr. Larkin received 265 shares of common stock. In November of 2006 as payment of dividends on the series A preferred he received 726 shares of common stock.

Avi Pelossof, vice president of sales and marketing of the Company from May 5, 2004 to January 31, 2007, invested $4,000 in the Company pursuant to the March 22, 2004 private placement of convertible notes. Mr. Pelossof converted the entire principal amount of the note that he received, together with accrued interest thereon, into .202 shares of the Company’s series A preferred stock, together with warrants to acquire 22,555 shares of common stock at $.90 per share, pursuant to the Company’s private placement of its series A preferred stock on May 5, 2004. In November of 2004 as payment of dividends on the series A preferred he received 403 shares of common stock. In May of 2005 as payment of dividends on the series A preferred he received 399 shares of common stock. In November of 2005 as payment of dividends on the series A preferred he received 403 shares of common stock. In May of 2006 as payment of dividends on the series A preferred he received 403 shares of common stock. In June of 2006 as payment of dividends on the series A preferred Mr. Pelossof received 106 shares of common stock. In November of 2006 as payment of dividends on the series A preferred he received 290 shares of common stock.

In addition Mr. Pelossof exercised 100,000 options to purchase Common Stock in December 2006 at $.60 per share and another 50,000 options to purchase Common Stock in January 2006 at $.75 per share.

Dr. Gary Meller, a non-employee director of the Company, currently serves as a limited partner and a member of the Advisory Board of Crestview Capital Master LLC, referred to herein as Crestview, which was the lead investor, investing $3 million, in our series B preferred stock private placement in January 2005, and which subsequently invested an additional $1 million in our series B preferred in March 2006. Crestview also invested $2 million in our series C preferred stock private placement in September 2006.

As referred to above, in January 2005, for a purchase price of $3 million, we issued Crestview 60 shares of our series B preferred stock, and warrants to purchase 4,672,130 shares of our common stock at a warrant exercise price of $.61 per share. In July 2005, we issued Crestview dividends on these series B preferred shares in the form of 2.32274 additional series B preferred shares.

In March 2006, for a purchase price of $1 million, we issued Crestview 20 shares of series B preferred shares with warrants to purchase 1,557,377 shares of common stock at a warrant exercise price of $.61 per share. These shares were issued in connection with our January 2005 private placement as described herein. Subsequently, in July 2006, we issued dividends on all of Crestview’s shares in the form of 220,301 shares of common stock. In September 2006, for a purchase price of $2 million, we issued 40 shares of series C preferred shares to Crestview together with warrants to purchase 625,000 shares of common stock at an exercise price of $1.00 per share.

In January 2007, because of comments from the staff of the SEC concerning the registration statement of which this prospectus is a part, Crestview agreed to reduce the number of its shares of common stock covered by this prospectus to 2,000,000. Crestview also agreed to waive any penalties that we would otherwise owe Crestview because of the failure to register all of Crestview’s shares in the current registration statement. In return, we agreed that, upon request by Crestview, we will file one or more registration statements with the SEC in order to register the resale of other shares beneficially owned by Crestview. The cost of any such registration statements shall be borne by us.

The series B preferred shares owned by Crestview are convertible into a total of 6,747,748 shares of common stock, and the series C preferred shares owned by Crestview are convertible into a total of 2,500,000 shares of common stock.

Crestview invested $2,000,000 in our series C preferred stock private placement on September 29, 2006. We also received an investment of $2,000,000 on that date from Inverness Medical Innovations, Inc. A certificate of designation for the series C preferred was filed with the Secretary of State of Nevada reflecting the agreed upon conversion price of $.85. The series C preferred stock private placement for an aggregate of $8,150,000 (including the $2,000,000 invested by each of Crestview and Inverness) was completed on October 5, 2006. During the period between September 29, 2006 and October 5, 2006, we requested the assistance of Crestview and others in identifying to us prospective investors. A representative of Crestview informed Mr. Siebert on October 3, 2006 of a conversation he had earlier that day with a fund manager that the fund would be interested in investing a substantial amount in the offering, but only at a conversion price of no more than $.80.

At a Board of Directors meeting on October 4, 2006, Mr. Siebert expressed his recommendation that the Board approve lowering the conversion price to $.80 in order to be able to obtain the additional funds. The Board discussed the bridge financing of $1,300,000 in promissory notes which had been completed in June 2006, the noteholders who expected to convert their notes into the series C preferred stock, and the restrictions on future equity sales by us in the bridge financing purchase agreement that necessitated finalizing promptly the series C preferred stock offering. After discussion to approve the funding, the motion was approved unanimously, with the exception of Gerald Eppner1  who abstained. Mr. Eppner stated that he understood the benefits of the economics of the transaction and our need to proceed so quickly, but that he did not wish to vote in favor.

At a Board meeting held on October 11, 2006, the Board members discussed the series C preferred stock private placement. Mr. Eppner stated in his view that it would be desirable to review the sequence of events in this transaction to assure proper guidelines for corporate governance and to determine if disclosure or other issues needed to be considered. At a Board meeting held on October 26, 2006, it was discussed that a subcommittee of the Audit Committee, whose members would be Mr. Eppner and Alan Carus, would review certain issues related to the series C preferred stock private placement.

1 Mr. Eppner resigned from the Board of Directors on January 30, 2007.

The first meeting of the Audit Committee to review the series C preferred stock offering was held on October 27, 2006. The Audit Committee decided it would review the role of Crestview in the series C preferred stock offering, Crestview’s status as a possible control person, the role of Dr. Gary Meller in the offering and his relationship with Crestview, and whether the Audit Committee should recommend new corporate governance procedures to be implemented or any action to be taken by the Board of Directors. The Audit Committee utilized legal counsel to assist in its review. The Audit Committee held seven meetings during the period from October 27, 2006 to January 10, 2007. Messrs. Carus and Eppner attended all of the meetings. Mr. Carus concluded that: (i) he was satisfied with the review, and (ii) although with fewer time constraints, there could have been more deliberation regarding the change in the conversion price, he believed there was no inappropriate conduct, that the Company had not suffered any damage and that the matter should be closed. Mr. Eppner stated his concerns that: (i) Crestview is an affiliate of the Company, (ii) there was no participation by the Company in the reduction in the conversion price from $.85 to $.80, (iii) although he agreed with Mr. Carus that the $.80 price may have been acceptable to the Company, it was not as good as a higher price, (iv) Mr. Siebert should not have allowed this to happen, and that because he did, it was evidence of control by Crestview, and (v) disclosure of the review of the Audit Committee should be made in a registration statement that was to be filed shortly thereafter.

Director Independence

Our common stock trades on the OTC Bulletin Board. As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.

Since we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Global Market's requirements for independent directors (NASDAQ Marketplace Rule 4200). All of our non-employee directors are independent under the above definition. We do not list that definition on our Internet website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. We believe that during the year ended December 31, 2006, each person who was an officer, director and beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements, except the following filings were filed late: (i) Form 4 for Lawrence A. Siebert filed on January 10, 2006; (ii) Form 4 for Dr. Gary Meller filed on April 6, 2006; (iii) Form 4 for Gerald A. Eppner filed on April 8, 2006; (iv) Form 4 filed for Avi Pelossof on April 26, 2006; (v) Form 4 for Lawrence A. Siebert filed on July 20, 2006; (vi) Form 4 for Avi Pelossof filed on July 20, 2006; (vii) Form 4 for Richard Larkin filed on July 20, 2006: and (viii) Form 4 for Lawrence A. Siebert filed on August 24, 2006.

Board of Directors and Committees

The Board of Directors held seventeen meetings during the fiscal year ended December 31, 2006 and each director participated in at least 75% of those meetings and meetings of the committees on which he served. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages each director to attend. All of our directors attended last year’s annual meeting.

The Company’s Audit Committee met four times in 2006 and consisted of Alan Carus, Gerald A. Eppner and Dr. Gary Meller. The Board of Directors has determined that Mr. Carus is an “audit committee financial expert,” as defined under the rules of the SEC. Each of the members of the Audit Committee is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market, except. This committee oversees, reviews, acts on and reports to our Board of Directors on various auditing and accounting matters including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, and the performance of our independent accountants. A copy of the committee’s charter is attached to this proxy as Appendix A.

The Company’s Compensation Committee met five times in 2006 and consisted of Alan Carus, Gerald A. Eppner and Dr. Gary Meller. Each of the committee’s members is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and employees. The Compensation Committee also administers our incentive compensation plan. The Compensation Committee does not have a charter.

The Company’s Nominating and Corporate Governance committee met once in 2006 and consisted of Alan Carus, Gerald A. Eppner and Dr. Gary Meller. Each of the committee’s members is “independent,” as that term is defined in Rule 4200(a)(15) of the Nasdaq Stock Market. The committee (i) identifies individuals qualified to become members of the Board of Directors, (ii) recommends director candidates to the Company’s Board of Directors, (iii) develops, updates as necessary, and recommends to the Company’s Board of Directors corporate governance principles and policies, and (iv) monitors compliance with such principles and policies. The committee’s charter is attended to this proxy statement as Appendix B. All the nominees for director included in this proxy statement were recommended by the Nominating Committee, which is comprised entirely of non-management directors.

To be considered for nomination by the Board at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not less than 60 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by a stockholder shall set forth the nominee’s name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.

Stockholders wishing to send communications to the Board may contact Lawrence Siebert, our CEO, President and Chairman, at the Company’s principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Audit Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either of such Acts.

The Audit Committee oversees the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB for the first three quarters of the fiscal year ended December 31, 2006.

The committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the committee under Statement on Auditing Standard No. 61, as amended. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The committee will meet with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee approved inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee

Dr. Gary Meller
Alan Carus

March 31, 2007

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by the Company in the latest completed fiscal year for our principal executive officer, our two most highly compensated executive officers other than our principal executive officer whose annual compensation exceeded $100,000, and up to two additional executive officers for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2006.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Option Awards ($)[3]	All Other Compensation	Total ($)
Lawrence A. Siebert, CEO and Director[4]	2006	$207,115	$20,000	$21,017	$7,200	$255,332
Richard J. Larkin, CFO	2006	$140,385	$15,000	$27,300	-	$182,685
Avi Pelossof, Vice President of Sales and Marketing[5]	2006	$156,538	$12,000	$51,081	$6,120	$225,739
Javan Esfandiari, Director of Research and Development	2006	$150,385	$12,000	$41,390	$4,800	$208,575

1 Salary is total base salary.
2 Any bonus earned was paid solely on a discretionary basis, and not pursuant to any bonus plan.
3 The valuations of these options reflect the compensation costs of each option award over the requisite service period in accordance with FAS123R.
4 Mr. Siebert also serves as a director on the Company’s board of directors. Mr. Siebert does not receive any compensation for this director role.
5 Mr. Pelossof voluntarily resigned from the Company on December 6, 2006, effective January 31, 2007.

Employment Agreements

Mr. Siebert. On June 15, 2006, Mr. Siebert and the Company entered into an employment agreement, effective May 10, 2006, which terminates on May 10, 2008. Pursuant to the employment agreement, Mr. Siebert serves as the President and Chief Executive Officer of the Company and is entitled to receive a base compensation of $240,000 per year, subject to review by the Board of Directors of the Company at the end of the first twelve months. Mr. Siebert also shall be eligible for a bonus of up to 50% of his salary, consisting of (i) a bonus of up to 25% of his salary that is at the complete discretion and determination of the Board of Directors, and (ii) a bonus of up to an additional 25% of his salary that will be determined based upon revenue and earnings performance criteria established each year by the Board of Directors. Mr. Siebert is eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company may from time to time place in effect for the Company’s executives during the term of Mr. Siebert’s employment agreement. If Mr. Siebert’s employment agreement is terminated by the Company without cause, or if Mr. Siebert terminates his employment agreement for a reasonable basis, including within 12 months of a change in control, the Company is required to pay as severance Mr. Siebert’s salary for six months. Mr. Siebert has agreed for a period of two years after the termination of his employment with the Company not to induce customers, agents, or other sources of distribution of the Company’s business under contract or doing business with the Company to terminate, reduce, alter, or divert business with or from the Company.

Mr. Pelossof. On May 5, 2004, Mr. Pelossof and the Company entered into an employment agreement, effective May 10, 2004, which was scheduled to terminate on May 10, 2007. Pursuant to the employment agreement, Mr. Pelossof served as the Vice President of Sales, Marketing and Business Development of the Company. On June 15, 2006, the Board of Directors amended this agreement, and increased Mr. Pelossof’s salary from a base compensation of $120,000 per year, to a base salary of $170,000 per year. Mr. Pelossof was also eligible for a bonus of up to 25% of his salary, consisting of (i) a bonus of up to 12.5% of his salary that was at the complete discretion and determination of the Board of Directors, and (ii) a bonus of up to an additional 12.5% of his salary that would be determined based upon revenue and earnings performance criteria established each year by the Board of Directors. Mr. Pelossof was also eligible to participate in any profit sharing, stock option, retirement plan, medical and/or hospitalization plan, and/or other benefit plans except for disability and life insurance that the Company from time to time had in place for the Company’s executives during the term of Mr. Pelossof’s employment agreement. If Mr. Pelossof’s employment agreement was terminated by the Company without cause, or if Mr. Pelossof terminated his employment agreement for a reasonable basis, including within 12 months of a change in control, the Company was required to pay as severance Mr. Pelossof’s salary for six months. Mr. Pelossof agreed for a period of two years after the termination of his employment with the Company not to induce customers, agents, or other sources of distribution of the Company’s business under contract or doing business with the Company, and not to terminate, reduce, alter, or divert business with or from the Company. Mr. Pelossof voluntarily resigned from the Company effective January 31, 2007.

Mr. Esfandiari. On April 23, 2007, Mr. Esfandiari and the Company entered into a new employment agreement effective March 5, 2007. Pursuant to the terms of the employment agreement, Mr. Esfandiari will continue as the Company’s Senior Vice President of Research and Development for an additional term of three years. Mr. Esfandiari’s salary under the employment agreement is $185,000 for the first year, $210,000 for the second year, and $235,000 for the final year. Mr. Esfandiari is eligible for a cash bonus of up to 50% of his base salary for each respective year, consisting of (i) a cash bonus of up to 37.5% of his calendar year base salary based on the performance of the Company’s Dual Path Platform Technology, which is directly related to certain annual revenue targets budgeted by management of the Company, and (ii) a cash bonus of up to 12.5% of his calendar year base salary that is at the complete discretion and determination of the board of directors. The Company also granted Mr. Esfandiari a stock grant of 200,000 shares of the Company’s common stock, and incentive stock options to purchase 300,000 shares of the Company’s common stock. Mr. Esfandiari is eligible to participate in any profit sharing plan, executive stock option plan, pension plan, retirement plan, medical and/or hospitalization plan, and/or any and all other benefit plans, except for disability and life insurance, which may be placed in effect by the Company for the benefit of the Company’s executive officers during the term of Mr. Esfandiari’s employment agreement. For a period of two years following the termination of his employment agreement, Mr. Esfandiari will not induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any other employee; and for a period of one year following the termination of his agreement, Mr. Esfandiari will not compete with the Company or induce customers or others doing business with the Company to terminate, reduce, alter, or divert business with or from the Company. Mr. Esfandiari will not compete with the business activities of the Company. If Mr. Esfandiari’s employment agreement is terminated by the Company without cause, or if Mr. Esfandiari terminates his employment agreement for a reasonable basis, including within six months of a change in control, the Company is required to pay as severance Mr. Esfandiari’s salary for twelve months.

Mr. Larkin does not have an employment contract with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexcercisable (#)	Option Exercise Price ($)	Option Expiration Date	Option Vesting Date
Lawrence A. Siebert	50,000[2]		0.75	11/19/2007	4/17/2006
	10,000[2]		0.75	12/31/2008	4/17/2006
	10,000[2]		0.75	5/4/2011	4/17/2006
	50,000[2]		0.75	5/28/2011	4/17/2006
		50,000[2]	0.75	5/28/2011	1/1/2007
	50,000[3]		0.75	5/4/2011	5/5/2004
Richard J. Larkin	25,000[2]		0.75	5/17/2010	4/17/2006
		25,000[2]	0.75	5/17/2010	4/17/2006
	18,750[1]		0.62	3/24/2011	3/24/2006
		18,750[1]	0.62	3/24/2011	1/1/2007
	50,000[3]		0.45	9/15/2010	5/5/2004
Avi Pelossof	40,000[2]		0.75	11/19/2007	4/17/2006
	10,000[2]		0.75	12/31/2008	4/17/2006
	25,000[2]		0.75	5/17/2010	4/17/2006
		25,000[2]	0.75	5/17/2010	1/1/2007
	25,000[1]		0.62	3/24/2011	3/24/2006
		25,000[1]	0.62	3/24/2011	1/1/2007
	10,000[2]		0.75	5/4/2011	4/17/2006
	27,500[2]		0.75	5/27/2011	4/17/2006
		50,000[2]	0.75	5/27/2011	1/1/2007
		22,500[2]	0.75	5/27/2011	1/1/2007
	40,000[3]		0.75	5/4/2011	5/5/2004
Javan Esfandiari	30,000[2]		0.75	3/31/2008	4/17/2006
	5,000[2]		0.75	12/31/2008	4/17/2006
	25,000[2]		0.75	5/17/2010	4/17/2006
		25,000[2]	0.75	5/17/2010	1/1/2007
	18,750[1]		0.62	3/24/2011	3/24/2006
		18,750[1]	0.62	3/24/2011	1/1/2007
	5,000[2]		0.75	5/4/2011	4/17/2006
	25,000[2]		0.75	5/28/2011	4/17/2006
	25,000[2]		0.75	5/28/2011	4/17/2006
		25,000[2]	0.75	5/28/2011	5/28/2007
	30,000[3]		0.75	5/4/2011	5/5/2004

1 All options issued with a $.62 exercise price were issued during 2006 as part of the Company’s 1999 Option Plan. Pursuant to this plan, the Company granted 244,000 options to all employees.

2 All options issued with a $.75 exercise price and an April 17, 2006 vesting date were issued on April 17, 2006 as part of the Company’s 1999 Option Plan. Pursuant to this plan, the Company granted 244,000 options to all employees. On April 17, 2006, the Company’s Compensation Committee approved the cancellation of each employee stock option award issued under the 1999 Equity Incentive Plan where the exercise price was greater than $0.75 per share of the Company’s common stock, and the issuance of a new stock option award under the 1999 Equity Incentive Plan, for the same number of shares of the Company’s common stock, with an exercise price of $0.75 per share of the Company’s common stock for each cancelled stock option award. The market price of the common stock of the Company on April 17, 2006 was $0.72 per share. In total, stock option awards to acquire 795,000 shares of Company common stock were cancelled, and stock option awards to acquire 795,000 shares of Company common stock were issued. Other than the change in the exercise price, all of the terms and conditions in each newly issued stock option award are identical to the cancelled stock option award it replaces, with the following exceptions: (i) Lawrence A. Siebert’s stock option award for 50,000 shares of the Company’s common stock, exercisable on May 28, 2006 and terminating on May 28, 2011 were replaced with a stock option award for 50,000 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011; (ii) Avi Pelossof’s stock option awards for 72,500 shares of the Company’s common stock, exercisable on May 28, 2005 and on May 28, 2006 and both terminating on May 28, 2011 were replaced with a stock option award for 72,500 shares of the Company’s common stock, exercisable on January 1, 2007 and terminating on May 28, 2011.

3 All other options shown were issued prior to 2006 as part of the Company’s 1999 Option Plan.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	Option Awards ($) [3]	Total ($)
Alan Carus	$40,000	$10,650	$14,663	$65,313
Gerald Eppner [4]	37,500	-	16,504	54,004
Gary Meller	34,750	-	16,504	51,254

1 Fees earned or paid in cash represents a yearly fee and fees for meeting expenses: (a) Mr. Carus received an $18,000 annual fee as a member of the board of directors, a $2,500 annual fee as Audit Committee chairman and $19,500 in meeting fees paid during 2006; (b) Mr. Eppner received an $18,000 annual fee as a member of the board of directors, and $19,500 in meeting fees paid during 2006; (c) Mr. Meller received an $18,000 annual fee as a member of the board of directors, and $16,750 in meeting fees.

2 Alan Carus was awarded 15,000 shares of common stock as compensation for services as the Audit Committee Chairman. The shares were awarded on July 18, 2006 and 5,000 of these shares vested immediately, 5000 vest on July 1, 2007, and 5,000 vest on July 1, 2008. This stock was valued based on the market closing price on the date of the grant at $10,650.

3 Each outside member of the board of directors is granted the right to purchase 36,000 shares of the company’s common stock with an exercise price equal to the market price on the date of the grant as part of their annual compensation. One-third of these options are exercisable on the date of grant, one-third become exercisable on the first anniversary of the date of grant, and one-third become exercisable on the second anniversary of the date of grant. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.

4 Mr. Eppner resigned from our Board of Directors on January 30, 2007.

Director Compensation

For each year of service beginning prior to 2007, non-employee directors were paid an $18,000 annual retainer, and 36,000 stock options, with an exercise price equal to the market price on the date of the grant. One-third of each non-employee director’s stock options were exercisable on the date of grant, one-third would become exercisable on the first anniversary of the date of grant, and one-third would become exercisable on the second anniversary of the date of grant. The Audit Committee chairman is paid an annual retainer of $2,500, paid semi-annually. In addition, the non-employee directors are paid $1,000 in cash for each Board of Directors’ meeting attended, and paid $500 in cash for each telephonic Board of Directors meeting. The non-employee directors who are members of a committee of the Board of Directors are paid $500 in cash for each committee meeting attended, or $750 in cash for each committee meeting attended if that non-employee director is the committee chairman. In addition, in December 2005, each of the three non-employee directors was granted options to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the market price of the underlying common stock on the date of grant.

Beginning with the election of directors for the year following the June 21, 2007 Annual Meeting, each non-employee director will receive option grants by which 36,000 stock options will become exercisable each year pursuant to a grant of 180,000 options to be made once each five years. The exercise price of each option is equal to the market price of the stock on the date of grant. Other than these provisions for stock options, the compensation for non-employee directors remains the same as it was for prior years.

ITEM 2. PROPOSAL TO RATIFY THE SELECTION OF LAZAR, LEVINE & FELIX LLP
AS CERTIFIED INDEPENDENT ACCOUNTANTS

The Audit Committee of the Company's Board of directors has appointed Lazar Levine & Felix LLP ("Lazar") of New York, New York to serve as the Company's certified independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2007. On June 1, 2004, the Company's Board of Directors initially engaged Lazar to serve as the Company's certified independent accountants to audit the Company's financial statements for the fiscal year ended December 31, 2004. Lazar was originally the audit firm for Chembio Diagnostic Systems Inc. before Chembio Diagnostic Systems Inc. became our wholly-owned subsidiary in May 2004.

It is expected that one or more representatives of Lazar will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Audit Fees

For the years ended December 31, 2006 and December 31, 2005, Lazar billed the Company $72,000 and $99,000, respectively, for fees for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB and 10-KSB.

Audit-Related Fees

For the years ended December 31, 2006 and December 31, 2005, Lazar did not provide the Company with any assurance or related services reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees.”

Tax Fees

For the years ended December 31, 2006 and December 31, 2005, Lazar billed the Company $3,130 and $9,100, respectively, for professional services for tax compliance, tax advice and tax planning.

All Other Fees

For the years ended December 31, 2006 and December 31, 2005, Lazar billed the Company $30,200 and $17,700, respectively, for fees associated with the preparation and filing of the Company’s registration statements, responses to SEC comment letters and other related matters.

Audit Committee Pre-Approval Policies

The Audit Committee (and prior to the adoption of the Audit Committee, the Board of Directors) approves in advance all audit and non-audit services performed by Lazar, Levine & Felix LLP. There are no other specific policies or procedures relating to the pre-approval of services performed by Lazar, Levine & Felix LLP.

Required Vote; Board Recommendation

An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Lazar.

The Board of Directors unanimously recommends that the stockholders vote FOR ratifying the selection of the certified public accounting firm of Lazar Levine & Felix LLP to serve as the Company’s certified independent accountants for the fiscal year ending December 31, 2007 or until the Board of Directors, in its discretion, replaces them.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2007 fiscal year, proposals by individual stockholders must be received by us no later than January 15, 2008.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2007 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than March 31, 2008.

* * * * *

This Notice and Proxy statement are sent by order of the Board of Directors.

Dated: May 10, 2007   /s/ Lawrence A. Siebert
                Lawrence A. Siebert, President, Chief Executive Officer
                and Chairman of the Board

* * * * *

PROXY

CHEMBIO DIAGNOSTICS, INC.
For the Annual Meeting of Stockholders on June 21, 2007
Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence A. Siebert, Richard Larkin, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Chembio Diagnostics, Inc. (the “Corporation”) to be held at 10:00 a.m. (local time) on June 21, 2007, at the Radisson Hotel, 1730 North Ocean Avenue, Holtsville, New York 11742, or any adjournments thereof, on the following matters:

[X] Please mark votes as in this example.

1. To elect the following four directors:

Nominees: Alan Carus, Katherine L. Davis, Dr. Gary Meller and Lawrence A. Siebert.

FOR ALL NOMINEES [ ]

WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]

2. To ratify the selection of Lazar, Levine & Felix, LLP as the Corporation’s certified independent accountants.

[ ] FOR     [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, to vote upon an adjournment or postponement of the meeting.

[ ] YES     [ ] NO   [ ] ABSTAIN

4. In their discretion, to vote upon such other business as may properly come before the meeting.

[ ] YES     [ ] NO   [ ] ABSTAIN

(Continued and to be signed on the reverse side)

1

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, and 4. This proxy is solicited on behalf of the Board of Directors of Chembio Diagnostics, Inc.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]

Number of voting shares: _________________________

Dated: ________________________________       ____

Signature:  ____________________________________

Signature:  ____________________________________

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each join owner should sign.)

2

CHEMBIO DIAGNOSTICS, INC.

AUDIT COMMITTEE CHARTER

Purpose and Authority

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in overseeing: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of the Company’s internal auditors, if applicable, and independent auditor; and (5) compliance with the Company’s code of ethics for senior financial officers and compliance with the Company’s code of conduct for all Company personnel. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board. The Committee shall fulfill its oversight role by performing the duties and responsibilities set forth in this Charter.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

Committee Structure and Expertise

The Committee shall consist of at least three directors, or such other number as the Audit Committee may have and remain in compliance with the rules and regulations promulgated by the Nasdaq Stock Market, who shall be appointed by the Board. Each member of the Committee shall be “independent” as that term is defined in Nasdaq Stock Market (“Nasdaq”) Rule 4200(a)(15) and shall otherwise meet the independence and experience requirements of Nasdaq, Section 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the SEC. The Board may, at any time and in its complete discretion, replace a Committee member. Each member of the Committee shall be financially literate and shall, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to that member being appointed to the Committee. At least one Committee member shall have, through education and experience as a public accountant or auditor, or a principal financial officer, controller or principal accounting officer or a chief executive officer, or from performance of similar functions, sufficient financial expertise in accounting and auditing so as to be a “financial expert”, in accordance with such regulations as may be applicable to the Company from time to time.

If the Committee is aware of any material noncompliance with the structure or expertise requirements set forth above, the Committee shall report such noncompliance to the Board.

Meetings

The Committee shall meet as often as necessary, at least on a quarterly basis. The Committee shall meet periodically in separate, private sessions with each of management, the independent auditor and the internal auditors to discuss anything the Committee or these groups believe should be discussed. The Committee may require any Company officer or employee or the Company’s outside counsel or external auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee, and to provide pertinent information as necessary. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

The Committee shall maintain minutes and other relevant documentation of all its meetings.

Committee Authority and Responsibilities

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board:

Engagement of Independent Auditor

•
The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

•
The Committee shall pre-approve all audit and non-audit services as the independent auditor is permitted to provide, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service. In considering whether to pre-approve any non-audit services, the Committee shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

•	The Committee shall ensure that the Committee’s approval of any non-audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

•
The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

Evaluate Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, the Committee shall evaluate the independent auditor’s qualifications, performance and independence, including that of the lead audit partner.

•
At least annually, the Committee shall obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

•
The Committee shall discuss with the independent auditor the matters required to be discussed by the Statement of Auditing Standards (“SAS”) No. 61, as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

Review Financial Statements and Financial Disclosure

•
The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the report of the independent auditor thereon, the disclosures regarding critical accounting estimates, and shall discuss any significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or the adequacy of internal controls.

•
If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB.

•	The Committee shall review the CEO and CFO’s disclosures and certifications set forth in the Company’s Forms 10-QSB and 10-KSB under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

•
The Committee shall discuss earnings press releases, as well as the financial information and earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Periodic Assessment of Accounting Practices and Policies

•
The Committee shall obtain and review timely reports from the independent auditor regarding: (1) all critical accounting policies to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•
The Committee shall review with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

•	The Committee shall review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

•
The Committee shall review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.

Proxy Statement Report of Audit Committee

•	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Related-Party Transactions

•	The Committee shall review and approve all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

Hiring Policies

•
The Committee shall set clear hiring policies for the Company’s hiring of employees and former employees of the independent auditor who were engaged on the Company’s account, and ensure that such policies comply with any regulations applicable to the Company from time to time.

Ethics Compliance and Complaint Procedures

•
The Committee shall develop, and monitor compliance with, a code of ethics for senior financial officers pursuant to, and to the extent required by, regulations applicable to the Company from time to time.

•
The Committee shall develop, and monitor compliance with, a code of conduct for all Company employees, officers and directors pursuant to, and to the extent required by, regulations applicable to the Company from time to time.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	The Committee shall establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Evaluation

The Committee shall review and reassess the adequacy of this Charter at least annually and submit proposed changes to the Board for approval. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent auditor’s report, or to guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

The Committee shall obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations for improvement.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in conformance with generally accepted accounting principles.

*****

CHEMBIO DIAGNOSTICS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

A. Purpose and Authority

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to (i) identify individuals qualified to become members of the Board of Directors (the “Board”), (ii) recommend director candidates to the Board, (iii) develop, update as necessary and recommend to the Board corporate governance principles and policies applicable to the Company, and (iv) monitor compliance with such principles and policies.

The Committee also shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

B. Composition

1. Independence

The Committee shall be composed of three or more directors, as determined by the Board, and shall meet the independence standards required by the NASDAQ, Section 10A-3 of the Securities Act of 1934 (the “Exchange Act”), to the extent that Section 10A-3 is applicable to membership on the Committee, and any regulations of the Securities Exchange and Commission (the “SEC”) applicable to the Company.

Notwithstanding the foregoing, one director who is not independent and who is not a current employee of, or an immediate family member of a current employee of, the Company may be appointed to the Nominating Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses such determination, the nature of the relationship, and the reason for the determination in the next annual proxy statement or, if the Company does not file a proxy statement, in the next annual report on Form 10-KSB. A director who is appointed to the Committee pursuant to this exception may not serve in excess of two years.

2. Appointment and Removal of Members

The members of the Committee shall be appointed by the Board on the recommendation of the Chair of the Board following the Chair’s consultation with the incumbent Chair of the Committee. The Board may remove any member from the Committee at any time with or without cause.

D. Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

Director Selection

•
Review, approve and recommend for Board consideration director candidates based on the Director Selection Guidelines outlined in Exhibit A to this Charter, and advise the Board with regard to nomination or election of director candidates.

•	Periodically review, approve and recommend to the Board appropriate revisions to the Director Selection Guidelines outlined in Exhibit A to this Charter.

•	Determine procedures for the review, approval and recommendation of director candidates, as appropriate.

•	Determine procedures for the consideration of shareholder-recommended Board candidates.

Periodic Disclosure

Prepare the disclosure required in the Company’s proxy statement which explains the process used to identify and evaluate nominees for the board of directors, including an explanation of:

1. Director Nomination Process

a. The “minimum qualifications” that must be met for a nominee to be recommended by the Committee, including any specific qualities or skills necessary for a nominee.

b. Whether the Company has a policy regarding consideration of shareholder-recommended Board candidates and, if not, why not. The Committee must describe the material terms of any policy, including whether the Committee will consider shareholder-recommended candidates and, if so, what the procedures are for recommending them.

c. The Committee’s process for identifying and evaluating potential nominees for the Board, including shareholder-recommended candidates. If shareholder-recommended candidates are evaluated on a different basis from other candidates, the Committee must disclose and explain these differences. For all nominees proposed by the Committee for election (other than executive officers or current directors standing for reelection) the Committee must disclose which of the following recommended each nominee: shareholder; non-management director, CEO, other executive officer; third party search firm; or other source. The Committee must disclose the identity and role of any third party engaged to identify or evaluate potential Board candidates.

d. If a 5% or greater shareholder (or group) that has held its position for at least a year recommends a director candidate at least 120 days prior to the anniversary of the mailing date of the prior year’s proxy statement, the Committee must disclose the name of the candidate and of the recommending shareholder, and whether the Company nominated the candidate.

e. The Committee shall assist the Board in preparing disclosure regarding any material change to the procedures for shareholder nomination of directors. The disclosure will be made in the Form 10-QSB filed for the period in which the material change occurred (or the Form 10-KSB, for the fourth quarter). Adopting procedures for the first time will be considered a material change.

2. Shareholder Communications with the Board

The Committee shall disclose whether the Company has a process for shareholders to communicate with the Board and, if not, why not. Finally, the Committee must explain the process shareholders should use for sending communications to the Board or to specific individual directors.

Board and Board Performance

•	Periodically review and recommend to Board appropriate size of the Board.

•	Periodically review appropriateness of any restrictions on Board service, such as term limits and retirement policy.

•
Recommend to Board standards regarding Company’s definition of “independence” as such term relates to directors (taking into account, among other things, Nasdaq requirements and any other laws and regulations applicable to the Company).

•	Establish performance criteria/expectations for directors in areas of attendance, preparedness, candor and participation.

•	Establish, coordinate and review with the Chair of Board criteria and method for evaluating the effectiveness of the Board.

•	Recommend frequency of regular meetings of non-management directors and develop format for such meetings, including selection of presiding director at such meetings.

•	Determine method of communications between (i) employees, shareholders and other interested parties and (ii) non-management directors and/or the presiding non-management director.

Board Leadership

•	Develop and recommend to the Board procedures for selection of the Chair of the Board.

•	Develop and recommend to the Board procedures for Board review of, and for communicating such review to, the Chair of the Board.

Board Relationship to Senior Management

•	Monitor process and scope of director access to Company management and employees and communications between directors and Company management and employees.

Meeting Procedures

•	Develop annual meeting calendar for Board.

•	Develop process for preparing agendas for, organizing and running Board meetings.

•	Determine appropriate timing for distribution of Board materials to allow directors adequate time to review materials and prepare for meetings.

Board Committee Matters

•	Recommend to Board, as appropriate, number, type, functions, structure and independence of committees.

•
Annually recommend to Board director membership on Board committees and advise Board and/or committees with regard to selection of Chairs of committees. (The Committee should consider rotation of Chairs and committee members when making its recommendations).

•	Determine criteria and procedures for selection of committee members and Chairs, as appropriate.

•	Establish and coordinate with applicable committee Chair criteria and method for evaluating the effectiveness of the committees.

Director Orientation and Continuing Education

•	Periodically review and revise, as appropriate, the Company’s director orientation program.

•	Monitor, plan and support continuing education activities of the directors.

Governance Policies

•
Develop, review and recommend to the Board, as appropriate, other principles and policies relating to corporate governance; and monitor compliance with and the effectiveness of such principles and policies, as appropriate.

Committee Reports to Board

•	Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

E. Meetings

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as Chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

F. Evaluation

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

EXHIBIT A

Director Selection Guidelines

The Charter of the Nominating and Corporate Governance Committee (the “Committee”) of the Board requires the Committee to develop and periodically review and recommend to the Board appropriate revisions to these Director Selection Guidelines. The following guidelines have been adopted by the Board upon the recommendation of the Committee.

A. Director Qualifications

When considering potential director candidates for nomination or election, directors should consider the following qualifications, among others, of each director candidate:

•	High standard of personal and professional ethics, integrity and values;

•	Training, experience and ability at making and overseeing policy in business, government and/or education sectors;

•	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

•	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and committee membership;

•	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs

•	Willingness not to engage in activities or interests that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

•	Willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performances.

B. Board Composition Selection Criteria

The Board believes that its effectiveness depends on the overall mix of the skills and characteristics of its directors. Accordingly, the following factors, among others, relating to overall Board composition should be considered when determining Board needs and evaluating director candidates to fill such needs:

•	Independence;

•	Diversity (e.g., age, geography, professional, other);

•	Professional experience;

•	Industry knowledge (e.g., relevant industry or trade association participation);

•	Skills and expertise (e.g., accounting or financial);

•	Leadership qualities;

•	Public company board and committee experience;

•	Non-business-related activities and experience (e.g., academic, civic, public interest);

•	Board continuity (including succession planning);

•	Board size;

•	Number and type of committees, and committee sizes; and

•	Legal and Nasdaq, or other applicable trading exchange or quotation system, requirements and recommendations, and other corporate governance-related guidance regarding board and committee composition.

C. Selection Procedures

Potential director candidates should be referred to the Chair of the Committee for consideration by the Committee and possible recommendation to the Board. The Committee shall maintain a list of director candidates to consider and propose to the Board, as required. If necessary or desirable in the opinion of the Committee, the Committee will determine appropriate means for seeking additional director candidates, including engagement of any outside consultant to assist the Committee in the identification of director candidates.

The Committee shall decide on the appropriate means for the review, recommendation and/or selection of individual director candidates, including current directors, and the recommendation of director candidates to the Board. In the event of a vacancy on the Board, the Chair of the Committee shall initiate the effort to identify appropriate director candidates.